UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported): February 23, 2014

SMARTDATA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1593

Moab, Utah 84532

(Address of principal executive offices, including zip code)

(801) 557-6748

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On February 24, 2014, the Company entered into a Debt Settlement Agreement with Burkeley J. Priest, former sole director and officer of the Company, to settle all outstanding convertible debts which consists of advances provided to the Company of $81,158. Pursuant to the Debt Settlement Agreement, a cash payment of $19,500 and a $33,341 non-interest bearing promissory note due on February 24, 2016 has been issued to Mr. Priest as full consideration for all outstanding convertible debts. A gain on settlement of debt of approximately $28,318 will be recognized as a result of the Settlement Agreement. A copy of the Debt Settlement Agreement and $33,341 Promissory Note is attached hereto as Exhibit 10-2 and 10-3, respectively.

On February 24, 2014, the Company entered into a Debt Settlement Agreement with Munson Family Limited Partnership, an entity controlled by Gerard Rice, a former director and officer of the Company, to settle all outstanding convertible debts which consists of advances provided to the Company of $16,659. Pursuant to the Debt Settlement Agreement, a $16,659 non-interest bearing promissory note due on February 24, 2016 has been issued to Munson Family Limited Partnership as full consideration for all outstanding convertible debts.  A copy of the Debt Settlement Agreement and $16,659 Promissory Note is attached hereto as Exhibit 10-2 and 10-4, respectively.

The Company held a $15,500 convertible note due to Marcel Vifian.  On February 24, 2014 the board approved the repayment of the outstanding debt in cash.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

In connection with the appointment of Bruce Lybbert as the Sole director, the Company will issue 1,500,000 shares of restricted common stock as consideration for his appointment. The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

On February 23, 2014, Bruce L. Lybbert was appointed as the sole officer and director for the company.  As consideration for his appointment Mr. Lybbert received 1,500,000 shares of the Company's common stock.  The shares received represent 61.2% of the Company's issued and outstanding shares of common stock.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Director and Officer

On February 23, 2014, Burkeley J. Priest resigned as the as the Sole officer and Director of the Company.  Mr. Priest's resignation was not a result from any disagreements with the Company of Management

(c) Appointment of Officers

Bruce L. Lybbert

On February 23, 2014, concurrent with Mr. Priest's resignation. Mr. Lybbert was appointed to serve as the sole officer and director of Smartdata Corporation ( the “Company”)

Bruce L. Lybbert, 70, A seasoned veteran of the brokerage industry and Wall Street has served on the Board of Directors in several Companies in the public and Private sectors.  Mr. Lybbert co-founded Tel America, Inc in 1982, growing it into a successful communications giant, which became the largest regional long distance carrier in the western United States. Mr. Lybbert holds a B.A. in finance and marketing from Weber State University and pursued post-graduate studies in finance at New York University.

Mr. Lybbert will receive 1,500,000 shares for his appointment as the Sole Officer and Director of the Company. Currently, the Company has no plans to provide Mr. Lybbert with additional compensation for his services.

(d) Election of new Directors

On February 23, 2014 the board of directors elected Bruce L. Lybbert as the sole officer and director of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Unanimous written consent in lieu of special meeting of the Board of Directors of SmartData Corporation. dated February 23, 2014
Exhibit 10.2	Debt Settlement Agreement dated February 24, 2014
Exhibit 10.3	Promissory Note dated February 24, 2014
Exhibit 10.4	Promissory Note dated February 24, 2014
Exhibit 10.5	Unanimous written consent in lieu of special meeting of the Board of Directors of SmartData Corporation. dated February 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014	SmartData Corporation
(Registrant)

	By:	/s/ Bruce Lybbert
Bruce Lybbert, Director

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